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                            CREDIT AND SECURITY AGREEMENT


                               Dated as of May 28, 1997

         NICOLLET PROCESS ENGINEERING, INC., a Minnesota corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

         Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale, lease or license of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

         "Advance" means a Revolving Advance.

         "Agreement" means this Credit and Security Agreement, as amended, supplemented and restated from time to time.

         "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

         "Book Net Worth" means the aggregate of (i) the common stockholders' equity of the Borrower, determined in accordance with GAAP, plus (ii) Convertible Notes; but excluding any capital stock (including the conversion of debt to equity except for the Convertible Notes) for which the Borrower has not received readily available funds on approximately the same day such capital stock was issued.

         "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

              (a) the Maximum Line less the Norwest Minnesota Revolving Advances; or

                   (b)  80% of Eligible Accounts.

         "Collateral" has the meaning given in Section 3.1

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         "Convertible Notes" means promissory notes issued by the Borrower after the date hereof which by their terms automatically convert into equity securities of the Borrower.

         "Credit Facility" means the discretionary credit facility being made available to the Borrower by the Lender pursuant to Article II.

         "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date that such Event of Default has been cured, if possible, or waived by the Lender.

         "Default Rate" means an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

         "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

              (i) That portion of Accounts over 90 days past invoice date;

              (ii) That portion of Accounts that are disputed or subject to a claim of offset or a contra account, including, without limitation, down payments received from account debtors;

              (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

              (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

              (v) Accounts owed by an account debtor located outside the United States;

              (vi) Accounts owed by an account debtor that is the subject of bankruptcy proceedings or has gone out of business;

              (vii) Accounts owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower;

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              (viii)    Accounts not subject to a duly perfected security
         interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender or Norwest Minnesota;

              (ix) That portion of Accounts that have been restructured, extended, amended or modified;

              (x) That portion of Accounts that constitutes finance charges, service charges or sales or excise taxes;

              (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

              (xii) Accounts which are deposit billings (i.e. those Accounts generated from the invoicing of a down payment); and

              (xiii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

         "Event of Default" has the meaning specified in Section 7.1.

         "Floating Rate" means an annual rate equal to the sum of the Base Rate plus three percent (3%), which annual rate shall change when and as the Base Rate changes.

         "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.2.

         "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

         "Life Insurance Assignment" means the Assignment of Life Insurance Policy as Collateral to be executed by the owner and beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender and Norwest Minnesota a lien on the Life Insurance Policy to secure payment of the Obligations.

         "Life Insurance Policy" has the meaning given in Section 6.10 .

         "Loan Documents" means this Agreement, the Note, the Security Documents and the Disclosure by the Borrower in favor of the Lender of even date herewith.

         "Maturity Date" means the one year anniversary of the date of this Agreement.

         "Maximum Line" means $800,000.

         "Non-Use Period" has the meaning set forth in Section 2.8 (a) hereof.


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         "Norwest Bank Credit Agreement" means that certain Credit Agreement by and between Norwest Minnesota and the Borrower of even date herewith.

         "Norwest Bank Credit Facility" means the credit facility extended to the Borrower pursuant to the Norwest Bank Credit Agreement.

         "Norwest Minnesota" means Norwest Bank Minnesota, National Association, a national banking association.

         "Norwest Minnesota Revolving Advances" means the outstanding principal balance of the revolving advances as of a given date made by Norwest Minnesota to the Borrower pursuant to the Norwest Bank Credit Agreement.

         "Note" means the Revolving Note.

         "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

         "Revolving Advance" has the meaning given in Section 2.1.

         "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

         "Security Documents" means this Agreement, the Life Insurance Assignment, and the Support Agreement, each of even date herewith and by and between the Borrower and the Lender and, the Collateral Account Agreement and the Lockbox Agreement by and among the Borrower, the Lender and Norwest Bank Minnesota, National Association.

         "Security Interest" has the meaning given in Section 3.1.

         "Support Agreement" means the Management Support Agreement by Robert Pitner, of even date herewith.


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         "Termination Date" means the Maturity Date or the date the Lender demands payment pursuant to Section 2.3 or Section 7.2, or the Borrower terminates the Credit Facility pursuant to Section 2.4, as the case may be.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                                      ARTICLE II
                       AMOUNT AND TERMS OF THE CREDIT FACILITY

         Section 2.1 REVOLVING ADVANCES. The Lender may, in its sole discretion, make advances to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date, on the terms and subject to the conditions herein set forth (each a "Revolving Advance"). The Lender shall not consider any request for a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section ref RevolvingAdvances \*mergeformat 2.1, the Borrower may request Revolving Advances, prepay, and request additional Revolving Advances. The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone.

         Section 2.2 INTEREST; DEFAULT INTEREST. All interest shall be payable monthly in arrears on the first day of the month and on demand.

         (a) REVOLVING NOTE. Except as set forth in subsection (c) and (d), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

         (b) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to subsections (a) and (c), beginning on the date the initial Advance is made and continuing for each twelve month period (each a "Period") thereafter (prorated for less than full Periods), the Borrower shall pay to the Lender interest of not less than $65,000 per Period during the term of this Agreement (prorated to exclude calendar months during a Non-Use Period in which there are no outstanding, unpaid Advances or outstanding, unpaid Norwest Minnesota Revolving Advances), and the Borrower shall pay any deficiency between (i) such minimum interest charge and (ii) the sum of the amount of interest for such Period otherwise calculated under Sections (a) and (c) hereof and the amount of interest paid for such Period under the Norwest Bank Credit Agreement. Such minimum interest charge deficiency shall be payable in arrears on the last day of such Period. For example, if on August 1, 1997 the initial Advance is made and during the Period thereafter (ending on July 31, 1998) there are two months during a Non-Use Period in which there are no outstanding, unpaid Advances and no outstanding, unpaid Norwest Minnesota Revolving


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    Advances, the Borrower's minimum interest charge for such Period would be
    $54,166. If, during such Period, the Borrower has paid interest of $20,000 under Sections (a) and (c) hereof and $10,000 under the Norwest Bank Credit Facility, the Borrower would be required to pay the Lender $24,166 on July 31, 1998.

         (c) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

         (d) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

         Section 2.3 DISCRETIONARY NATURE OF CREDIT FACILITY; AUTOMATIC
RENEWAL. THE LENDER MAY AT ANY TIME AND FOR ANY REASON REFUSE TO MAKE AN ADVANCE AND/OR DEMAND PAYMENT OF THE ADVANCES AND TERMINATE THIS AGREEMENT WHETHER BORROWER IS OR IS NOT IN COMPLIANCE WITH THIS AGREEMENT. The Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, in order to refuse to make any requested Advance or to demand payment of the Advances. Unless terminated by the Lender at any time or by the Borrower pursuant to Section 2.4, this Agreement shall remain in effect until the Maturity Date.

         Section 2.4 TERMINATION BY BORROWER.

         (a) TERMINATION BY BORROWER. The Borrower may terminate this Agreement at any time and, subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by: (i) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement, (ii) terminating the Norwest Bank Credit Agreement pursuant to the terms thereof, and (iii) paying the Lender a prepayment fee in accordance with subsection (b) if the Borrower terminates this Agreement effective as of any date other than a Maturity Date.

         (b) PREPAYMENT FEE. If the Borrower desires to terminate this Agreement as of any date other than a Maturity Date, or as of a Maturity Date but without giving at least 90 days' prior written notice thereof, it shall (i) give at least 30 days' prior written notice to the Lender of the Borrower's intention to do so, and (ii) pay to the Lender a prepayment fee equal to the greater of (A) an amount equal to the minimum interest charge which would have been paid pursuant to Section 2.2(b) hereof if the Credit Facility had continued through the Maturity Date and outstanding, unpaid Advances had existed during each month through the Maturity Date or (B) 2% of the Maximum Line; PROVIDED, HOWEVER, that such prepayment fee shall be waived if such


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    prepayment is made because of increased cash flow generated from the
    Borrower's operations or refinancing by an affiliate of the Lender.

         Section 2.5 MANDATORY PREPAYMENT. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess.

         Section 2.6 ADVANCES WITHOUT REQUEST. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Revolving Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

         Section 2.7 ORIGINATION FEE. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $8,000, due and payable upon the execution of this Agreement. The Lender acknowledges receipt of $10,000 toward payment of this fee and the fees, costs and expenses described in
Section 8.2.

         Section 2.8 SUSPENSION OF LINE USE, LINE MAINTENANCE, LINE MAINTENANCE FEE.

         (a)  SUSPENSION OF LINE USE.   So long as no Default Period exists,
    the Borrower may elect to suspend its right to request Advances and Norwest Minnesota Revolving Advances pursuant to the terms of this Section 2.8. If the Borrower elects not to request any Advances and Norwest Minnesota Advances during an upcoming month or months and suspend use of this Credit Facility and the Norwest Bank Credit Facility (each a "Non-Use Period"), the Borrower must deliver written notice to the Lender at least ten (10) days prior to the first day of any such Non-Use Period, which notice must state (i) that an election hereunder has been made, and (ii) the beginning date of the Non-Use Period. A Non-Use Period may only begin on the first
    day of a calendar month.   If on any day during a Non-Use Period there are
    any outstanding, unpaid Advances or any outstanding, unpaid Norwest Minnesota Revolving Advances, the Borrower shall be required to pay the minimum interest charge for the month or months in which such Advance or Norwest Minnesota Revolving Advance was outstanding and unpaid.

         (b) LINE MAINTENANCE FEE. The Borrower hereby agrees to pay the Lender a monthly line maintenance fee of $1,000 for each calendar month during a Non-Use Period in which there are no outstanding, unpaid Advances and no outstanding, unpaid Norwest Minnesota Revolving Advances. Such line maintenance fees shall be due and payable on the last day of each Period, as such term is defined in Section 2.2(b) hereof.

         (c) NOTICE PRIOR TO USE OF LINE. After a Non-Use Period has been initiated, the Lender shall not consider making any Advance hereunder until thirty (30) days


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    after it has received written notice from the Borrower requesting that the
    Non-Use Period be terminated and the Credit Facility and the Norwest Bank Credit Facility be reactivated.

                                     ARTICLE  III
                                  SECURITY INTEREST

         Section 3.1 GRANT OF SECURITY INTEREST. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the following collateral (the "Collateral"), as security for the payment and performance of the Obligations:

    INVENTORY: All inventory of Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located;

    ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other Person who subsequently transfers such Person's interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including all of Borrower's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles;

    EQUIPMENT: All of the Borrower's equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by Borrower;

    GENERAL INTANGIBLES: All of Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade


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    names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use Borrower's name, and the goodwill of Borrower's business; and

    INVESTMENT PROPERTY: All of Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities;

    together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

         Section 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         Section 3.3 OCCUPANCY.

         (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of each premises where Borrower conducts its business and has any rights of possession (the "Premises") at any time during any Default Period.

         (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

         (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.


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         (d)  The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

         Section 3.4 LICENSE. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use, sub-license or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default. The foregoing license includes the right to reproduce, distribute, publicly perform, display and create derivative works from any and all of the Borrower's copyrights.

         Section 3.5 FILING A COPY. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by Borrower is sufficient as a financing statement.

                                     ARTICLE  IV
                                CONDITIONS OF LENDING

         Section 4.1 CONDITIONS PRECEDENT TO THE LENDER'S WILLINGNESS TO CONSIDER MAKING ADVANCES. The Lender's willingness to consider making an initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

         (a)  This Agreement, properly executed by the Borrower.

         (b)  The Note, properly executed by the Borrower.

         (c) The Collateral Account Agreement, properly executed by the Borrower and Norwest Bank Minnesota, National Association.

         (d) The Lockbox Agreement, properly executed by the Borrower and Norwest Bank Minnesota, National Association.

         (e)  Current searches of appropriate filing offices showing that
    (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower except those financing statements relating to those security interests or liens set forth in Exhibit C hereto (the "Permitted Liens") or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.


                                         -10-

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         (f)  A certificate of the Borrower's Secretary or Assistant
    Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

         (g) A current certificate issued by the Secretary of State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

         (h) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

         (i) An Officer's Certificate from an officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V and the Disclosure.

         (j) The Support Agreement in favor of the Lender, properly executed by Robert Pitner in his personal capacity.

         (k)  An opinion of counsel to the Borrower, addressed to the Lender.

         (l) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

         (m) The Life Insurance Assignment, properly executed by the beneficiary and owner thereof, and the Life Insurance Policy, each in form and substance satisfactory to the Lender, together with such evidence as the Lender may request that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.

         (n) An Intercreditor Agreement by and between the Lender and Norwest Minnesota.

         (o) Such other loan documents as the Lender may reasonably require, and such financial records and information as the Lender may require in its sole discretion.

         Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The Lender will not consider any request for an Advance unless on such date:


                                         -11-

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         (a)  the representations and warranties contained in Article V and the
    Disclosure are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                      ARTICLE  V
                            REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         Section 5.1 NAME; LOCATIONS; TAX ID NO.; SUBSIDIARIES. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to Lender in writing before this Agreement is signed and delivered. The address of Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to Lender in writing before this Agreement is signed and delivered.

         Section 5.2 FINANCIAL CONDITION; NO ADVERSE CHANGE. Before this Agreement was signed and delivered, the Borrower furnished the Lender its audited financial statements for its fiscal year ended August 31, 1996 and its unaudited financial statements for the fiscal year to date ending April 30, 1997, each certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

                                     ARTICLE  VI
                              COVENANTS OF THE BORROWER

         So long as the Advances or any amount owing to Lender hereunder shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

         Section 6.1 REPORTING REQUIREMENTS. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

         (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP; together with (i) copies of all management letters prepared


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    by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.7 and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, that they fairly present the Borrower's financial condition and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

         (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments, PROVIDED, HOWEVER, that during any month which is the end of a fiscal quarter of the Borrower, the financial statements submitted within 20 days after the end of the month shall be considered preliminary and the Borrower shall deliver its final, completed financial statements, as filed in the Borrower's 10-QSB, within 45 days after the end of such month; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial condition and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 6.7;

         (c) within 15 days after the end of each month, agings of the Borrower's accounts receivable and accounts payable and an accounts receivable certification of ineligible Accounts as of the end of such month;

         (d) as soon as available and in any event within 15 days of receipt, a copy of the checking account statement of the Borrower as of the last day of each month from each bank with which Borrower maintains a checking account, such statements to be provided to the Lender directly by each such bank or by the Borrower with respect to a bank that is unwilling to send them to the Lender;

         (e) as soon as available and in any event prior to the end of each fiscal year of the Borrower, the projected balance sheets and income statements for each quarter of the next fiscal year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available at the time of submission and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

         (f) as soon as available and in any event within three (3) days after they are due, copies of tax payments due and paid and written notice of any and all taxes due but not paid;

         (g) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         Section 6.2 INSPECTION. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

         Section 6.3 ACCOUNT VERIFICATION. The Lender may at any time and from time to time send, or request the Borrower to send, requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts as frequently as daily and the Borrower understands the Lender intends to do so by telephone and/or in writing.

         Section 6.4 NO OTHER LIENS. The Borrower will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, purchase money security interests in equipment, the Permitted Liens and other security interests approved by the Lender in writing.

         Section 6.5 INSURANCE. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest.

         Section 6.6 LOCKBOX; COLLATERAL ACCOUNT. The Borrower has provided the Lender with agreements regarding a lockbox and a collateral account in connection with the collection of Accounts. The Lender hereby agrees to waive any Event of Default which arises solely as a result of the Lender's failure to apply readily available funds in the Borrower's collateral account to the Obligations pursuant to the terms of this Agreement or the collateral account agreement.

         Section 6.7 MINIMUM BOOK NET WORTH. The Borrower will maintain its Book Net Worth, determined as at the end of each month, at an amount not less than $1,310,000.

On or before September 30, 1997, the Lender shall establish acceptable covenant levels for this Section based upon the Borrower's projections for such periods. The Lender shall negotiate in good faith with the Borrower to establish such covenant levels, provided that (i) in no event shall such covenant levels be less stringent than the present levels and (ii) if for any reason the Borrower and the Lender do not enter into legally binding documentation establishing such covenants at levels acceptable to the Lender in its reasonable discretion on or prior to September 30, 1997 such failure shall constitute an Event of Default hereunder.

         Section 6.8 NO SALE OR TRANSFER OF COLLATERAL AND OTHER ASSETS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale or license of Inventory in the ordinary course of business.

         Section 6.9 PLACE OF BUSINESS; NAME. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section 5.1. The Borrower will not permit any tangible Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

         Section 6.10 KEY PERSON LIFE INSURANCE. The Borrower shall maintain insurance upon the life of Robert Pitner, its chief executive officer, with the death benefit thereunder in an amount not less than $100,000 (the "Life Insurance Policy"). The right to receive the proceeds of the Life Insurance Policy shall be assigned to the Lender by the Life Insurance Assignment.

         Section 6.11 AUTHORIZED SIGNERS. The secretary or assistant secretary of the Borrower shall from time to time, upon a change in the persons duly elected, qualified and acting as the officers or agents of the Borrower, immediately certify to the Lender the names and signatures of the persons authorized to sign or to act. The Lender shall be fully protected in relying on such certificates and on the obligation of the secretary or assistant secretary immediately to certify to the Lender any change in any facts so certified. The Lender shall be indemnified and saved harmless by the Borrower from any claims, demands, expenses, loss or damage resulting from or growing out of honoring or relying on the signature or other authority (whether or not properly used) of any officer or person whose name and signature was so certified, or refusing to honor any signature or authority not so certified.

         Section 6.12 REGISTRATION OF PATENTS, COPYRIGHTS, TRADEMARKS, ETC. At least five (5) days prior to registering, filing or otherwise recording any of the Borrower's trademarks, tradenames, copyrights or patents in the United States Patent and Trademark Office, the United States Copyright Office or any similar federal or state office, the Borrower shall deliver written notice to the Lender stating the actions being taken and describing the intellectual property being so registered, filed or recorded. The Borrower hereby agrees that it shall promptly execute all security agreements and financing statements as the Lender may require with respect to any such trademark, tradename, copyright or patent being so registered, filed or recorded.

                                     ARTICLE  VII
                        EVENTS OF DEFAULT, RIGHTS AND REMEDIES

         Section 7.1 EVENTS OF DEFAULT. An "Event of Default" as used herein shall mean any of the following:

         (a) Failure to pay the Note when demanded, and in this connection Borrower hereby waives presentment, notice of dishonor and protest;

         (b) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor;

         (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in any Loan Document;

         (d) The Life Insurance Policy shall be terminated, by the Borrower or otherwise; or the Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a satisfactory renewal thereof to the Lender; or the Borrower shall fail to pay any premium on the Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of the Life Insurance Policy;

         (e) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in the Norwest Bank Credit Agreement.

         Section 7.2 RIGHTS AND REMEDIES. As provided in Section 2.3, the Lender may, at any time and for any reason, refuse to make any requested Advance or demand payment of the Obligations. In addition, upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

         (a) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

         (b) The Lender may require the Borrower to, and the Borrower hereby agrees that it shall register, file or otherwise record any and all of the Borrower's trademarks, tradenames, copyrights and patents in the United States Patent and Trademark Office, the United States Copyright Office or any similar state office as the Lender may require. The Lender may also require the Borrower to, and the Borrower hereby agrees that it shall, promptly execute all security agreements and financing statements as the Lender may require with respect to any such trademark, tradename, copyright or patent being so registered, filed or recorded.

         (c) The Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

         Section 7.3 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.1) at least 10 calendar days before the date of intended disposition or other action.

                                    ARTICLE  VIII
                                    MISCELLANEOUS

         Section 8.1 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (i) personally delivered, (ii) sent by first class United States mail, (iii) sent by overnight courier of national reputation, or (iv) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

          Section 8.2 COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses (including reasonable legal fees) incurred by the Lender in connection with the Loan Documents and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any auditors (at the rate established from time to time by the Lender as its audit fees, which fees are currently $62.50 per hour per auditor, plus out of pocket expenses), and fees and expenses in enforcing this Agreement.

         Section 8.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 8.2, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

              (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

              (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

              (iii) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, then the Borrower or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.3 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

         Section 8.4 BINDING EFFECT; ASSIGNMENT; COUNTERPARTS; EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

         Section 8.5 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

NORWEST BUSINESS CREDIT, INC.               NICOLLET PROCESS ENGINEERING, INC




By /s/ Warren G. Lindman                    By /s/ Robert A. Pitner
   --------------------------------            --------------------------------
    Warren G. Lindman                           Robert A. Pitner
    Its Assistant Vice President                Its President and
                                                  Chief Executive Officer


Address:                                    Address:

Norwest Center                              420 North Fifth Street
Sixth Street and Marquette Avenue           Suite 1040 Ford Centre
Minneapolis, Minnesota 55479-0152           Minneapolis, Minnesota 55401

Telecopy No. 612/341-2472                   Telecopy No. (612)339-6027

Federal Tax ID No. 41-1712687               Federal Tax I.D. No. 41-1528120

                                       Exhibit A to Credit and Security
                                       Agreement

                                    REVOLVING NOTE

$800,000                                              Minneapolis, Minnesota
                                                                May 28, 1997

         For value received, the undersigned, NICOLLET PROCESS ENGINEERING, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay ON DEMAND to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Hundred Thousand Dollars ($800,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit and Security Agreement of even date herewith by and between the Lender and the Borrower (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") together with interest on the principal amount hereunder remaining unpaid from time to time (computed on the basis of actual days elapsed in a 360-day year) from the date of the initial Advance until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

         This Note is the Revolving Note as defined in the Credit Agreement and is subject to the Credit Agreement.


                                  NICOLLET PROCESS ENGINEERING, INC.



                                       By /s/ Robert A. Pitner
                                          --------------------
                                            Robert A. Pitner
                                            Its President and Chief Executive
                                            Officer

                                       Exhibit B to Credit and Security
                                       Agreement

                                COMPLIANCE CERTIFICATE

To: Warren Lindman
    Norwest Business Credit, Inc.

Date:                      , 199
         ------------------     ---

Subject: Nicollet Process Engineering, Inc.

         Financial Statements

         In accordance with our Credit and Security Agreement dated as of May 28, 1997 (the "Credit Agreement"), attached are the financial statements of Nicollet Process Engineering, Inc. (the "Borrower") as of and for
               , 19    (the "Reporting Date") and the year-to-date period then
---------------    ---
ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

         I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

         EVENTS OF DEFAULT. (Check one):

    / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

    / / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

         FINANCIAL COVENANTS. I further hereby certify as follows:

         1. MINIMUM BOOK NET WORTH. Pursuant to Section 6.7 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was
    $            which / / satisfies / / does not satisfy the requirement that
     ------------
    such amount be not less than $1,310,000 on the Reporting Date.

         Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                             NICOLLET PROCESS ENGINEERING, INC.


                             By
                                 ----------------------------

                                Its Chief Financial Officer

                                               Exhibit C to Credit and Security
                                               Agreement

                                   PERMITTED LIENS


Creditor       Collateral               Jurisdiction   Filing Date    Filing No.
--------       ----------               ------------   -----------    ----------

Larry D.       Windows based die        Hennepin       01/26/96       1115197
Glendening,    casting process          County
dba LDG        monitoring Software
Software       commonly called
Solution       Process Vision

Larry D.       Windows based die        State of       01/25/96       1820120
Glendening,    casting process          Minnesota
dba LDG        monitoring Software
Software       commonly called
Solution       Process Vision

M&I First      Telrad Digital KeyBX     Hennepin       07/11/94       1102543
National       128 Telephone System     County
Leasing Corp.  more particularly
               described on Schedule
               A [of the UCC-1] and
               made a part [t]hereof.

M&I First      Telrad Digital KeyBX     State of       07/11/94       1687425
National       128 Telephone System     Minnesota
Leasing Corp.  more particularly
               described on Schedule
               A [of the UCC-1] and
               made a part [t]hereof.


                                         C-1